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                                                                    EXHIBIT 11.1

                               GERON CORPORATION

                 STATEMENT OF COMPUTATION OF NET LOSS PER SHARE

                                                    YEARS ENDED DECEMBER 31,                    MARCH 31,
                                            ----------------------------------------    -------------------------
                                               1993           1994          1995           1995          1996
                                            -----------   ------------   -----------    -----------   -----------
                                            -----------   ------------   -----------    -----------   -----------
                                                                         -----------    -----------   -----------
                                                                         -----------    -----------   -----------

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